UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	41-0231510 (I.R.S. Employer Identification No.)

370 Wabasha Street North Saint Paul, Minnesota (Address of principal executive offices)	55102 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                        (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

Item 1 of the Registration Statement on Form 8-A filed by Ecolab Inc. (the “Company”) with the Securities and Exchange Commission on February 28, 2006, as previously amended on May 7, 2012, is incorporated herein by reference and is hereby amended and supplemented by adding the following:

On December 6, 2012, the Company entered into the second amendment (the “Amendment”) to the Rights Agreement, dated as of February 24, 2006, as previously amended on May 3, 2012 (the “Right Agreement”), between the Company and Computershare Investor Services, LLC, as Rights Agent.

The Amendment accelerates the expiration date of the rights issued pursuant to the Rights Agreement from March 10, 2016 to December 31, 2012.  Accordingly, as of the close of business on December 31, 2012, the rights issued under the Rights Agreement will expire and will no longer be outstanding and the Rights Agreement will terminate as of that time.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2012, to the Rights Agreement, a copy of which was filed as Exhibit (4)C to the Company’s annual report on Form 10-K for the year ended December 31, 2005, and to Amendment No. 1 to the Rights Agreement, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2012, all of which are incorporated herein by reference.

Item 2.          Exhibits.

Exhibit No.	Description
4.1

Rights Agreement, dated as of February 24, 2006, between Ecolab Inc. and Computershare Investor Services, LLC, as Rights Agent, which includes the following exhibits thereto: (i) Exhibit A — Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and (ii) Exhibit B — Form of Rights Certificate (incorporated by reference to Exhibit (4)C of the Company’s annual report on Form 10-K for the year ended December 31, 2005).

4.2

Amendment No. 1 to Rights Agreement, dated as of May 3, 2012, between Ecolab Inc. and Computershare Trust Company, N.A., successor Rights Agent to Computershare Investor Services, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2012).

4.3

Amendment No. 2 to Rights Agreement, dated as of December 6, 2012, between Ecolab Inc. and Computershare Trust Company, N.A., successor Rights Agent to Computershare Investor Services, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ECOLAB INC.

Date: December 7, 2012	By:	/s/ Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1

Rights Agreement, dated as of February 24, 2006, between Ecolab Inc. and Computershare Investor Services, LLC, as Rights Agent, which includes the following exhibits thereto: (i) Exhibit A — Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and (ii) Exhibit B — Form of Rights Certificate (incorporated by reference to Exhibit (4)C of the Company’s annual report on Form 10-K for the year ended December 31, 2005).

4.2

Amendment No. 1 to Rights Agreement, dated as of May 3, 2012, between Ecolab Inc. and Computershare Trust Company, N.A., successor Rights Agent to Computershare Investor Services, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2012).

4.3

Amendment No. 2 to Rights Agreement, dated as of December 6, 2012, between Ecolab Inc. and Computershare Trust Company, N.A., successor Rights Agent to Computershare Investor Services, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2012).